Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inspirato Incorporated

Denver, Colorado

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 10, 2022, relating to the consolidated financial statements of Inspirato LLC, which is included in Inspirato Incorporated’s Registration Statement on Form S-1 (No. 333-264598).

We also consent to the reference to us under the caption “Experts” in the Registration Statement on Form S-1 (No. 333-264598) incorporated by reference in this Registration Statement.

/s/ BDO USA, LLP

Denver, Colorado

June 2, 2022